Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 11, 2019 relating to the consolidated financial statements of TIER REIT, Inc. and Subsidiaries, appearing in the Current Report on Form 8-K of Cousins Properties Incorporated dated September 23, 2019. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
March 2, 2020